UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2009
Technitrol, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-05375

PA (State or other jurisdiction of incorporation)	23-1292472 (IRS Employer Identification No.)
1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)
(215) 942-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report
Item 1.01 Entry into a Material Definitive Agreement.
On June 2, 2009, Technitrol through its wholly-owned subsidiaries entered into a Share Purchase Agreement to sell its Medtech components business to Xilco A/S. The purchase price for the business is expected to be $200 million in cash subject to final working capital adjustments. The Purchase Agreement contains customary covenants, representations and warranties. Consummation of the transaction is subject to no material adverse change occurring and other customary closing conditions.
The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement attached hereto as Exhibit 2.1 which is incorporated herein by reference. Investors in Technitrol and other persons not party to the Purchase Agreement should not rely for any purpose on the covenants, representations or warranties made therein, or consider them as statements of fact or as representing the current state of Technitrol’s affairs.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 2.1	Share Purchase Agreement dated June 2, 2009 between Pulse Denmark ApS and Xilco A/S.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.
Date: June 8, 2009	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and CFO